EXHIBIT 99(a)(4)
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                           TALK AMERICA HOLDINGS, INC.

                            OFFER TO EXCHANGE OPTIONS
                                  ELECTION FORM

         I have received, have read and understand the Offer to Exchange and the memorandum from Talk America Holdings, Inc. ("Talk America"), each dated August 29, 2001, the Election Form and the Notice to Change Election From Accept to Reject (together, as they may be amended from time to time, constituting the "Offer"), offering to eligible employees the opportunity to exchange outstanding options to purchase Talk America's common stock that have an exercise price of $5.50 or more per share and do not expire by their terms before April 15, 2002, for options with an exercise price per share of 100% of the fair market value of Talk America's common stock, as reported on the principal market for such stock (currently the Nasdaq National Market) on the date of grant (the "New Options"). The date of grant will be at least six months after the cancellation of the options. The New Options will be issued under Talk America's various stock option plans, the 1998 Long-Term Incentive Plan (the "1998 Plan"), the 2000 Long-Term Incentive Plan (the "2000 Plan"), or the 2001 Non-Officer Long-Term Incentive Plan (the "2001 Plan" and, together with the 1998 Plan and the 2000 Plan, called the "Plans"), as applicable. This Offer expires at 5 P.M. Eastern Daylight Time on October 3, 2001.

         I understand that if I elect to cancel the options I currently hold in exchange for the New Options, the number of shares subject to the New Options will remain the same. I understand that if I elect to cancel an option, I lose my right to the number of unexercised shares that I cancel under that option. I have read the Offer and understand the possible loss of my cancelled stock options if my employment is terminated for whatever reason (other than death or disability) before the date of grant of the New Options, which will be at least six months after the cancellation date of the options. I UNDERSTAND THAT THERE IS A POSSIBILITY THAT THE EXERCISE PRICE OF THE NEW OPTIONS COULD BE HIGHER THAN THE EXERCISE PRICE OF THE OPTIONS I CURRENTLY HOLD RESULTING IN A LOSS OF SOME STOCK OPTION BENEFIT. I AGREE TO ALL TERMS OF THE OFFER.

         Subject to the above understandings, I would like to participate in the Offer as indicated below. I HAVE READ AND FOLLOWED THE INSTRUCTIONS ATTACHED TO THIS FORM.
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         If you do not accept the offer to exchange options, there will be no change to your existing option grants and you will not receive the New Options. If you accept the offer to exchange options only for some of your existing options, there will be no change to the remainder of your existing option grants and you will not receive a New Option for such options.

         You may change the terms of your election to tender options for exchange by submitting a new Election Form or a Notice to Change Election From Accept to Reject prior to the cutoff date of 5 PM Eastern Daylight Time on October 3, 2001. The new Election Form should indicate that it is replacing a previously submitted form.

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         Please check the box and note the grant date and grant number of each stock option grant with respect to which you agree to have such grant cancelled and replaced pursuant to the terms of the Offer.

[ ] Yes, I wish to tender for exchange each of the options specified below (and on any additional sheets that I have attached to this form):

---------------------------------------------------------------------------------------------------------------
                                                                                Number of option shares
       Name of Plan*                Grant Date          Exercise Price          tendered**
---------------------------------------------------------------------------------------------------------------
        [_] 1998 Plan
        [_] 2000 Plan
1.      [_] No Plan
---------------------------------------------------------------------------------------------------------------
        [_] 1998 Plan
2.      [_] 2000 Plan
        [_] No Plan
---------------------------------------------------------------------------------------------------------------
        [_] 1998 Plan
3.      [_] 2000 Plan
        [_] No Plan
---------------------------------------------------------------------------------------------------------------
        [_] 1998 Plan
4.      [_] 2000 Plan
        [_] No Plan
---------------------------------------------------------------------------------------------------------------
        [_] 1998 Plan
5.      [_] 2000 Plan
        [_] No Plan
---------------------------------------------------------------------------------------------------------------

*Check the box next to the name of the plan, to indicate the plan under which each of your grants was granted. ** You may not cancel portions of a grant.

[_] I have attached an additional sheet listing my name and any additional grants I wish to cancel.

[_] This Election Form replaces a previously submitted Election Form/Notice to Change Election Form dated
                            -----------.

I understand that, if Talk America decides to accept all properly tendered options upon expiration of the Offer, all of these options will be irrevocably cancelled, which cancellation date is expected to be October 4, 2001 (unless the Offer is extended).

-----------------------------------     ----------------------------------------
         EMPLOYEE SIGNATURE                       SOCIAL SECURITY NUMBER


-----------------------------------     ----------------------------------------      -----------------------------
  EMPLOYEE NAME (PLEASE PRINT)                 E-MAIL ADDRESS (PLEASE PRINT)                 DATE AND TIME

RETURN TO JEFF SCHWARTZ AT TALK AMERICA, 6805 ROUTE 202, NEW HOPE, PENNSYLVANIA 18938, BY HAND OR VIA FACSIMILE AT (215) 862-1087 NO LATER THAN 5 P.M. EASTERN DAYLIGHT TIME ON OCTOBER 3, 2001.

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                 INSTRUCTIONS TO OFFER TO EXCHANGE ELECTION FORM

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.       DELIVERY OF ELECTION FORM.

         A properly completed and executed original of this Election Form (or a facsimile of it), and any other documents required by this Election Form, must be received by Jeff Schwartz at Talk America, 6805 Route 202, New Hope, Pennsylvania 18938, facsimile number (215) 862-1087, either via hand delivery or via facsimile on or before 5 P.M. Eastern Daylight Time on October 3, 2001 (the "Expiration Date").

         THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY TALK AMERICA. YOU MAY HAND DELIVER YOUR ELECTION FORM TO JEFF SCHWARTZ AT TALK AMERICA, 6805 ROUTE 202, NEW HOPE, PENNSYLVANIA 18938, (215) 862-1097 OR FAX IT TO HIM AT (215) 862-1087. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

         Tenders of options made through the Offer may be withdrawn at any time before the Expiration Date. If the Offer is extended by Talk America beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer. To withdraw tendered options, you must deliver a signed and dated Notice to Change Election From Accept to Reject, or a facsimile of the Notice to Change Election From Accept to Reject, with the required information to Talk America while you still have the right to withdraw the tendered options. Withdrawals may not be rescinded and any options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless the withdrawn options are properly re-tendered before the Expiration Date by delivery of a new Election Form following the procedures described in these Instructions.

         Tenders of options made through the Offer may be changed at any time before the Expiration Date. If the Offer is extended by Talk America beyond that time, you may change your election regarding particular tendered options at any time until the extended expiration of the Offer. To change your election regarding particular tendered options while continuing to elect to participate in the Offer, you must deliver a signed and dated new Election Form, with the required information, following the procedures described in these Instructions. The new Election Form should indicate that it is replacing a previously submitted form. Upon the receipt of such a new, properly signed and dated Election Form, any previously submitted Election Form will be disregarded and will be considered replaced in full by the new Election Form.

         Talk America will not accept any alternative, conditional or contingent tenders. All such tenders will be considered null and void and will be treated as an election to reject the offer to exchange options. All tendering option holders, by signing this Election Form (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender.

2.       INADEQUATE SPACE.

         If the space provided in this Election Form is inadequate, the information requested by the table on this Election Form regarding the options to be tendered should be provided on a separate schedule attached to this Election Form. Print your name on this schedule and sign it. The schedule should be delivered with the Election Form, and will thereby be considered part of this Election Form.

3.       TENDERS.

         If you intend to tender options through the Offer, you must complete the table on this Election Form by providing the following information for each option that you intend to tender:

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       - Plan:            Name of plan (if any) under which the option was
                          granted.

       - Grant date:      Date on which the option was granted.

       - Exercise price:  Current exercise price of the option.

       - Option shares:   The total number of option shares covered by the
                          option you wish to exchange.

         You may tender any number of unexercised option grants. Grants may only be tendered in full.

4.       SIGNATURES ON THIS ELECTION FORM.

         If this Election Form is signed by the holder of the options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever.

         If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and submit proper evidence satisfactory to Talk America of the authority of that person so to act with this Election Form.

5.       OTHER INFORMATION ON THIS ELECTION FORM.

         In addition to signing this Election Form, you must print your name and indicate the date and time at which you signed. You must also include a current e-mail address (if you have one) and your social security number or tax identification number.

6.       REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.

         Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Election Form may be directed to Jeff Schwartz at Talk America, 6805 Route 202, New Hope, Pennsylvania 18938, (phone) (215) 862-1097, (facsimile) (215) 862-1087. Copies will be furnished promptly at Talk America's expense.

7.       IRREGULARITIES.

         All questions as to the number of option shares subject to options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of options will be determined by Talk America in its discretion. Talk America's determinations shall be final and binding on all parties. Talk America reserves the right to reject any or all tenders of options Talk America determines not to be in proper form or the acceptance of which may, in the opinion of Talk America's counsel, be unlawful. Talk America also reserves the right (i) to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular options or
(ii) not to accept any options at all, and Talk America's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as Talk America shall determine. Neither Talk America nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

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IMPORTANT: THE ELECTION FORM (OR A FACSIMILE COPY OF IT) TOGETHER WITH ALL OTHER
REQUIRED DOCUMENTS MUST BE RECEIVED BY TALK AMERICA ON OR BEFORE THE EXPIRATION DATE.

8.       ADDITIONAL DOCUMENTS TO READ.

         You should be sure to read the Offer to Exchange, all documents referenced therein, and the memorandum from Talk America dated August 29, 2001 before deciding to participate in the Offer.

9.       IMPORTANT TAX INFORMATION.

         You should refer to Section 14 of the Offer to Exchange, which contains important U.S. federal income tax information.

10.        MISCELLANEOUS.

A. DATA PRIVACY. By accepting the Offer, you hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, Talk America and/or any affiliate for the exclusive purpose of implementing, administering and managing your participation in the Offer.

         You understand that Talk America and/or any affiliate may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Talk America, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the Plans and this Offer ("Data"). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the stock option plans and this Offer. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plans and this Offer. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or withdraw the consents herein by contacting in writing your human resources department contact. You understand that withdrawal of consent may affect your ability to participate in this Offer and exercise or realize benefits from the stock option plans.

B. ACKNOWLEDGEMENT AND WAIVER. By accepting this Offer, you acknowledge that:
(i) your acceptance of the Offer is voluntary; (ii) your acceptance of the Offer shall not create a right to further employment with your employer and shall not interfere with the ability of your employer to terminate your employment relationship at any time with or without cause; and (iii) the Offer, the options you currently hold and the New Options are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.



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